Consent of Accountant


Enhanced Management Corporation
13771 Danielson Street, Suite #E
Poway, California 92064


RE: Form SB-2 of Enhanced Management Corporation filed with the Securities and Exchange Commission on or about January 24, 2000 ("Form SB-2").

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "financial statements".

Sincerely,



/s/ Cole Honeck
---------------
Cole Honeck
Cordovano & Harvey, P.C.
201 Steele Street, Suite #300
Denver, CO  80206
Independent Auditors